UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

NextNRG, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40809	83-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139

(Address of principal executive offices)

(305) 791-1169

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NXXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On November 2, 2026, NextNRG, Inc. (the “Company”) and its wholly owned subsidiary, NextNRG Holding Corp. (“NXXT Sub”), entered into a Debt Exchange Agreement (the “Exchange Agreement”) with Michael D. Farkas, the Company’s Chief Executive Officer, a member of the Company’s board of directors (the “Board”) and a principal stockholder of the Company. The transactions contemplated by the Exchange Agreement closed on November 3, 2026. Pursuant to the Exchange Agreement, Mr. Farkas exchanged outstanding amounts owed to him by the Company or NXXT Sub in an aggregate amount of $7,000,000 comprised of: (i) promissory notes issued by the Company or NXXT Sub with an aggregate outstanding principal amount of $3,629,924, (ii) accrued and unpaid interest of $2,749,169 on such promissory notes, and (iii) $620,907 of accrued and unpaid fees owed by NXXT Sub to Mr. Farkas for his personal guarantees of certain of the Company’s or NXXT Sub’s obligations (collectively, the “Exchanged Amounts”), for 7,000 shares of the Company’s newly designated Series D Convertible Voting Preferred Stock, par value $0.0001 per share, with an initial stated value of $1,000 per share (the “Series D Preferred”). The Series D Preferred is the sole consideration for the exchange, and no cash was paid. Upon issuance of the Series D Preferred, the Exchanged Amounts were cancelled in full and any related security interests, guaranties and other credit support were released.

No amounts owed by the Company or its subsidiaries to Mr. Farkas or his affiliates other than the amounts set forth above (the “Excluded Obligations”) were satisfied by the exchange and all such unexchanged amounts remain outstanding. Pursuant to the Voting Agreement (as defined below), for so long as any shares of the Company’s Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred”) are outstanding, no Excluded Obligation may be paid in cash or other property except as permitted by the Company’s Amended and Restated Voting, Support and Standstill Agreement, dated as of October 7, 2026 (the “Voting Agreement”), and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock (the “Series C Certificate”). Pursuant to the Exchange Agreement, Mr. Farkas agreed that, for so long as any shares of Series C Preferred is outstanding, he and his affiliates will (i) vote all shares of the Company’s capital stock held by them in favor of any increase in authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) sand any other stockholder approval required under the Series C Certificate or the related securities purchase agreement, and in favor of any amendment of the Series C Certificate approved by the Required Holders (as defined in the Series C Certificate), (ii) not sell, on any trading day, shares of Common Stock issued upon conversion of the Series D Preferred in excess of 5% of the daily trading volume of the Common Stock, and (iii) not engage in any short sale, hedging or derivative transaction with respect to the Common Stock. Mr. Farkas has also agreed not to vote for the purpose of causing or preventing a Reconversion (as defined below), and any transferee of the Series D Preferred must agree to be bound by these restrictions.

Series D Preferred Stock

On November 3, 2026, following the approval of the Board, the Company filed the Certificate of Designation of Preferences and Rights of Series D Convertible Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The following is a summary of the material terms of the Series D Preferred. Capitalized terms used but not defined herein have the meanings ascribed to them in the Certificate of Designation.

Stated Value. Each share of Series D Preferred has a stated value equal to $1,000 (the “Stated Value”)

Dividends. Each share of Series D Preferred accrues cumulative dividends at an annual rate of 18% of the Stated Value, compounding monthly, which accrete to and increase the Stated Value on the last day of each calendar month unless the Board elects to pay such dividends in cash. For so long as any shares of Series C Preferred are outstanding, no cash dividend may be paid on the Series D Preferred. Holders also participate on an as-converted basis in dividends and distributions on the Common Stock.

Conversion. Each share of Series D Preferred is convertible at any time at the option of the holder into shares of Common Stock at a conversion rate determined by dividing the Stated Value (including accreted dividends) plus accrued and unpaid dividends by the Conversion Price (as defined in the Certificate of Designation). The initial Conversion Price is $2.20 per share. In connection with a merger, share exchange, reclassification or similar transaction, holders are entitled to receive upon conversion the same kind and amount of consideration received by holders of Common Stock.

Anti-Dilution Protection. The Conversion Price is subject to proportionate adjustment for stock splits and combinations and to reduction upon the issuance of Common Stock (or securities convertible into Common Stock) at a price below the then-current Conversion Price, subject to certain exempt issuances, including issuances relating to the Series C Preferred. The Conversion Price may not be reduced below (i) the Nasdaq Minimum Price measured immediately before the applicable issuance, (ii) until stockholder approval under Nasdaq Listing Rules 5635(c) and 5635(d) is obtained and effective, the Conversion Price in effect on the Original Issuance Date, or (iii) in all cases, a floor price of $0.44 per share.

Voting Rights. Holders of Series D Preferred vote together with the holders of Common Stock as a single class on all matters on which holders of Common Stock are entitled to vote, with each share entitled to a number of votes equal to the Stated Value (including accreted dividends) divided by the Conversion Price in effect on the record date, calculated using a price not lower than the Conversion Price in effect on the Original Issuance Date (as adjusted for stock splits and combinations). In addition, the affirmative vote of a majority of the then-outstanding shares of Series D Preferred is required to (a) amend the Certificate of Designation in a manner that adversely changes the rights of the Series D Preferred or (b) create or issue any capital stock ranking senior to or on parity with the Series D Preferred; however, for so long as any Series C Preferred is outstanding, the Series D Preferred has no vote or consent right over matters relating to the Series C Preferred.

Conversion and Voting Cap. Until the 16th calendar day after the date on which the Company files a Notification Form: Listing of Additional Shares with Nasdaq for the conversion shares (or, if Nasdaq objects or requires stockholder approval before that date, until such objection is resolved or approval is obtained) (the “Cap Release Date”), (i) the total number of shares of Common Stock issued upon conversion of the Series D Preferred may not exceed 1,684,224 shares, representing 9.99% of the 16,859,103 shares of Common Stock outstanding as of the date of the Exchange Agreement, and (ii) the total votes carried by the Series D Preferred may not exceed the lesser of such number and 9.99% of the Company’s total voting power as of such date. This limitation may not be waived by the holder. In addition, if Nasdaq advises the Company that stockholder approval is required under Nasdaq Listing Rule 5635(c) or 5635(d), or that the voting rights of the Series D Preferred do not comply with Nasdaq Listing Rule 5640, conversion and voting will be limited to the level Nasdaq permits until such approval is obtained.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, after payment in full to the holders of Series C Preferred and any other senior securities, holders are entitled to receive the Stated Value plus accrued and unpaid dividends not yet accreted. A merger, sale of assets or change of control is not deemed a liquidation.

Redemption. The Series D Preferred is perpetual and is not redeemable at the option of the holder. At any time after the six-month anniversary of issuance, the Company may, by resolution of the Audit Committee of the Board (the “Audit Committee”) (with Mr. Farkas not participating) and upon at least 10 business days’ notice, redeem all or any portion of the Series D Preferred in exchange for an unsecured, subordinated promissory note in a principal amount equal to the Stated Value plus accrued and unaccreted dividends (a “Reconversion”), subject to NRS 78.288. A Reconversion may not be effected if the Company’s pro forma stockholders’ equity would be less than the amount required for continued listing on Nasdaq, or while any mandatory redemption event or trigger event under the Series C Certificate is continuing. Any such note will accrue interest solely in kind, will not be convertible, and may not be paid or enforced until no Series C Preferred remains outstanding and all amounts owing under the Series C transaction documents are paid in full.

Ranking. The Series D Preferred ranks junior to the Series C Preferred and to any other capital stock issued with the consent of the Required Holders that ranks senior to the Series D Preferred, and senior to the Common Stock, with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company.

Series C Protections; Transfer. For so long as any Series C Preferred is outstanding, the Company may not redeem or repurchase any Series D Preferred (other than in a Reconversion that complies with the Certificate of Designation) or amend or waive the Certificate of Designation without the consent of the Required Holders, and shares of Common Stock reserved for the Series C Preferred have priority over shares reserved for the Series D Preferred. The Series D Preferred and the underlying shares of Common Stock are restricted securities with no registration rights. The Series D Preferred is freely transferable subject to applicable securities laws, provided that each transferee agrees to be bound by certain provisions of the Exchange Agreement.

The Exchange Agreement and the issuance of the Series D Preferred were approved by the Audit Committee, which is composed solely of independent and disinterested directors, and by the Board, with Mr. Farkas abstaining, in accordance with Nevada Revised Statutes (“NRS”) 78.140 and Nasdaq Listing Rule 5630.

Limited Consent and Waiver

As previously reported in the Current Report on Form 8-K filed on August 17, 2026 by the Company with the Securities and Exchange Commission (the “SEC”), on August 13, 2026, the Company and an institutional investor (the “Buyer”) entered into a Securities Purchase Agreement (as amended, the “Series C Purchase Agreement”) pursuant to the which the Company agreed to issue and sell to the Buyer shares of Series C Preferred. On November 2, 2026, the Company entered into a Limited Consent and Waiver (the “Waiver”) with the Buyer. Pursuant to the Waiver, the Buyer consented to the entry into the Exchange Agreement by the Company, the filing of the Certificate of Designation, the issuance of the Series D Preferred and the issuance of shares of Common Stock upon the conversion of the Series D Preferred. The Waiver is subject to certain conditions, including that (i) the Certificate of Designation is not to be amended without the consent of the Required Holders, (ii) the Series D Preferred rank junior to the Series C Preferred, (iii) no cash dividend, redemption or other cash payment can be made on the Series D Preferred, and the Series D Preferred have no put, mandatory redemption or cash settlement right, while any shares of Series C Preferred are outstanding, (iv) the Series D Preferred have no consent right over matters relating to the shares of Series C Preferred, (v) the Exchanged Amounts are cancelled in full for no consideration other than the Series D Preferred, (vi) the Series D Preferred and shares of Common Stock issuable upon conversion thereof are restricted securities without registration rights during any Restricted Period (as defined in the Series C Purchase Agreement), (vii) the transaction contemplated by the Exchange Agreement be approved by a majority of the disinterested directors, and (viii) the Series D Preferred and shares of Common Stock issuable upon conversion thereof are subject to the Voting Agreement. The Buyer also agreed that any promissory note issued in a Reconversion pursuant to the Certificate of Designation will constitute permitted indebtedness, subject to the standstill provisions of the Voting Agreement.

Pursuant to the Waiver, the Buyer also (i) waived any adjustment to the conversion price of 797,500 shares of Series C Preferred pursuant to the Series C Certificate solely as a result of issuances of Common Stock pursuant to a conversion of the Series D Preferred; (ii) agreed to modify certain provisions of the Series C Certificate so that specified events, including certain breaches outside the Company’s control, constitute Trigger Events rather than Mandatory Redemption Events (each as defined in the Series C Certificate); (iii) waived the payment default on other indebtedness redemption event, the market capitalization equity condition trigger event and certain events arising from Nasdaq deficiency notices received and disclosed before the date of the Waiver; (iv) agreed that the transaction contemplated by the Exchange Agreement and the related acquisition of beneficial ownership by Mr. Farkas will not constitute a Fundamental Transaction or Change of Control (each as defined in the Series C Certificate); (v) agreed to permit the Company to enter into a proposed equity purchase facility of up to $25.0 million, conditioned on the Company using at least 20% of the gross proceeds of sales under such facility to redeem Series C Preferred and waived any provisions of the Series C Purchase Agreement with respect to such facility; (vi) extended to November 6, 2026 the deadline for the Company to obtain Stockholder Approval (as defined in the Series C Purchase Agreement) pursuant to the Series C Purchase Agreement; (vii) consented to the Company’s 10-for-1 reverse stock split effective as of October 30, 2026 and waived any related conversion price adjustments in the Series C Certificate; and (viii) agreed that the leak-out restriction in the Series C Purchase Agreement applies only shares of Common Stock issued to the Buyer pursuant to a conversion, or otherwise pursuant to the terms of the Series C Preferred. The Company agreed to file an amendment to the Series C Certificate reflecting the terms of the Waiver, as applicable, in a form approved by the Buyer, by November 9, 2026.

The foregoing descriptions of the Exchange Agreement, the Series D Preferred and the Waiver do not purport to be complete and are qualified in their entirety by reference to the Exchange Agreement, the Certificate of Designation, and the form of Waiver, copies of which are filed as Exhibit 10.1, Exhibit 3.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series D Preferred were, and the shares of Common Stock issuable upon conversion thereof will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Farkas is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The Series D Preferred ranks senior to the Common Stock with respect to dividends and distributions upon liquidation, votes together with the Common Stock on an as-converted basis, and has a separate class vote on adverse amendments to its terms and on the issuance of senior or parity stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 1.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On November 3, 2026, the Company issued a press release announcing the Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences and Rights of Series D Convertible Voting Preferred Stock
10.1	Debt Exchange Agreement, dated November 2, 2026, among NextNRG, Inc., NextNRG Holding Corp. and Michael D. Farkas
10.2	Form of Limited Consent and Waiver, dated November 2, 2026, by and between NextNRG, Inc. and the Buyer.
99.1	Press Release dated November 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2026	NEXTNRG, INC. (Registrant)

	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chief Executive Officer